Exhibit 23.2
                             Consent of Independent
                        Registered Public Accounting Firm




We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 11, 2005 relating to the financial statements appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                            /s/BDO Seidman, LLP
Chicago, Illinois
June 13, 2005